Exhibit 3.2

FIRST AMENDED & RESTATED BYLAWS
OF
DIGERATI TECHNOLOGIES, INC.
Effective April 10, 2014

ARTICLE I
Offices

The principal executive office of Digerati Technologies, Inc. (the "Corporation") shall be at 3463 Magic Drive, Suite 259, San Antonio, Texas 78229.  The Corporation may also have offices at such other places within or without the State of Nevada, as the Board of Directors shall from time to time determine.

ARTICLE II
Stockholders

SECTION 1.  Place of Meetings.  All annual and special meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place within or without the State of Nevada as the Board of Directors may determine and as designated in the notice of such meeting.

SECTION 2.  Annual Meetings.  A meeting of the stockholders of the Corporation for the election of Directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the Board of Directors may determine.

SECTION 3.  Special Meetings.  Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors of the Corporation, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authorities, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power and authority to call such meetings but such special meetings may not be called by another person or persons.

SECTION 4.  Conduct of Meetings.  Annual and special meetings shall be conducted in accordance with these Bylaws or as otherwise prescribed by the Board of Directors.  The Chairman of the Board or the Chief Executive Officer of the Corporation shall preside at such meetings.

SECTION 5.  Notice of Meeting.  Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed by the Secretary or the officer performing his duties, not less than 10 days nor more than 50 days before the meeting to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid.  If a stockholder be present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary.  When any stockholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

SECTION 6.  Fixing of Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to express consent to a corporate action in writing without a meeting, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders.  Such date in any case shall be not more than sixty days, and in case of a meeting of stockholders, not less than 10 days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.  If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or entitled to express consent to a corporate action in writing without a meeting, or entitled to receive payment of a dividend or other distribution, or for any other proper purpose, the close of business on the day next preceding the date on which notice of the meeting is mailed or if notice is waived, the close of business on the day next preceding the day on which the meeting is held or the date on which the resolution of the Board of Directors declaring such dividend or relating to such other proper purpose is adopted, as the case may be, shall be the record date for such determination of stockholders.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 6, such determination shall apply to any adjournment thereof; provided that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 7.  Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least 10 days before each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each.  The record, for a period of 10 days before such meeting, shall be kept on file at the principal executive office of the Corporation, whether within or outside the State of Nevada, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours.  Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for any purpose germane to the meeting during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

SECTION 8.  Quorum.  Unless otherwise provided in the Corporation's Restated Articles of Incorporation or applicable law, the holders of one-third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders.  If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement of location, day and hour of the adjourned meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified, unless the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, and the subsequent withdrawal of any stockholder or the refusal of any stockholder to vote shall not affect the presence of quorum at the meeting.

SECTION 9.  Proxies.  At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact.  Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors.  No proxy shall be valid after seven years from the date of its execution unless otherwise provided in the proxy.

SECTION 10.  Voting.  Except with respect to the election of Directors, the vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present shall be the act of the stockholders' meeting, unless the vote of a greater number is required by law or the Corporation's Restated Articles of Incorporation.  Directors shall be elected by a plurality of the votes of the shares entitled to vote in the election of Directors and represented in person or by proxy at a meeting at which a quorum is present, unless a greater number is required by law or the Corporation's Restated Articles of Incorporation.  The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

SECTION 11.  Voting of Shares in the Name of Two or More Persons.  When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled.  In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

SECTION 12.  Voting of Shares by Certain Holders.  Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.  Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.  Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of Directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION 13.  Action by Written Consent Without a Meeting.  Any action required or permitted by law, the Corporation's Restated Articles of Incorporation or these Bylaws to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voting.  Consent does not have to be unanimous.  Every written consent must bear the date of signature of each stockholder who signs the consent.  No written consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 13, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded.  Delivery shall be by hand or certified or registered mail, return receipt requested.  Delivery to the Corporation's principal place of business shall be addressed to the President or Chief Executive Officer of the Corporation.  Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action.

SECTION 14.  Inspectors of Election.  In advance of any meeting of stockholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof.  If inspectors of election are not so appointed, the presiding officer at such meeting may make such appointment at the meeting.  In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment at the meeting by the presiding officer at such meeting.

Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the  meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders

ARTICLE III
Board of Directors

SECTION 1.  General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Corporation's Restated Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the stockholders.

SECTION 2.  Number, Term and Election.  The number of Directors of the Corporation shall be such number, not less than one, as shall be provided from time to time in a resolution adopted by the Board of Directors, provided that no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director, and provided further that no action shall be taken to decrease or increase the number of Directors from time to time unless at least two-thirds of the Directors then in office shall concur in said action.

SECTION 3.  Regular Meetings.  A regular meeting of the Board of Directors shall be held at such time and place as shall be determined by resolution of the Board of Directors without other notice than such resolution.

SECTION 4.  Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or two-thirds of the Directors.  The person calling the special meeting of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by such persons.

Members of the board of the Directors may participate in special meetings by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other.  Such participation shall constitute presence in person.

SECTION 5.  Notice.  Written notice of any special meeting shall be given to each Director by mail, at least two days previous thereto, or by facsimile, telephone or telegraph, at least one day previous thereto, or on such shorter notice as the person or persons calling such notice may deem necessary or appropriate in the circumstances.  Any Director may waive notice of any meeting by a writing filed with the Secretary.  The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 6.  Quorum.  A majority of the total number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time.  Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

SECTION 7.  Manner of Acting.  The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by these Bylaws, the Corporation's Restated Articles of Incorporation, or the General Corporation Law of the State of Nevada.

SECTION 8.  Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all members of the Board of Directors or of the committee, as the case may be, and the writing or writings are filed with the minutes or proceedings of the board or committee.

SECTION 9.  Resignation.  Any Director may resign at any time by sending a written notice of such resignation to the Corporation addressed to the Chairman of the Board.  Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Chairman of the Board.

SECTION 10.  Vacancies.  Any vacancy occurring on the Board of Directors, and any directorship to be filled by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office, though less than a quorum, or by election at an annual meeting or at a special meeting of the stockholders held for that purpose.

SECTION 11.  Compensation.  Directors, as such, may be paid their expenses, if any, of attendance at each meeting, and receive compensation for service on the Board of Directors or any committee thereof as the Board of Directors may determine.

SECTION 12.  Interested Directors.  No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders.  Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV
Committees of the Board of Directors

SECTION 1.  Creation of Committees; Members.  The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof.  Each committee shall consist of one or more Directors of the Corporation appointed by the Board of Directors.  The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

SECTION 2.  Resignation of Members.  Any member of any committee may resign at any time by giving notice to the Chairman of the Board, the Chief Executive Officer, the chairman of such committee, or the Secretary.  Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.  Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of the Board of Directors at any meeting of the Board of Directors.

SECTION 3.  Committee Meetings.  All committees shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.  To the extent applicable, the provisions of Article III of these Bylaws governing the meetings of the Board of Directors shall likewise govern the meetings of any committee thereof.

ARTICLE V
Officers

SECTION 1.  Positions.  The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors.  The Board of Directors may designate one or more Vice Presidents as Executive Vice President or Senior Vice President.  The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require.  The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine.  In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.  Any two or more offices may be held by the same person.

SECTION 2.  Election and Term of Office.  The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders.  If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible.  Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.  Election or appointment of an officer, employee or agent shall not of itself create contract rights.  The Board of Directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

SECTION 3.  Removal.  Any officer may be removed at any time, with or without cause, by the vote of a majority of the Board of Directors.

SECTION 4.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5.  Remuneration.  The remuneration of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE VI
Contracts, Loans, Checks and Deposits

SECTION 1.  Contracts.  To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation's Restated Articles of Incorporation or these Bylaws, the Board of Directors or a duly authorized committee thereof may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation.  Such authority may be general or confined to specific instances.

SECTION 2.  Loans.  No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors.  Such authority may be general or confined to specific instances.

SECTION 3.  Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner, including in facsimile form, as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the Board of Directors may select.

ARTICLE VII
Certificates for Shares and Their Transfer

SECTION 1.  Certificates for Shares.  The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.  Any or all of the signatures upon a certificate may be facsimiles.  If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

SECTION 2.  Form of Share Certificates.  All certificates representing shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.  Each certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the State of Nevada; the name of the person to whom issued; the number and class of shares, the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value, and such other matters in regard to the form of the certificates as shall be required by the Nevada General Corporation Law or determined by the Board of Directors.

SECTION 3.  Payment for Shares.  No certificate shall be issued for any share until such share is fully paid.

SECTION 4.  Transfer of Shares.  Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books.  Authority for such transfer shall be given only to the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation.  Such transfer shall be made only on surrender for cancellation of the certificate for such shares.  The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

SECTION 5.  Lost Certificates.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

ARTICLE VIII
Fiscal Year

The fiscal year of the Corporation shall end on the last day of July of each year or as otherwise established by the Board of Directors.  The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors.

ARTICLE IX
Dividends

Dividends upon the stock of the Corporation, subject to the provisions of the Corporation's Restated Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in the Corporation's own stock.

ARTICLE X
Indemnification

SECTION 1.  Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation.  Subject to Section 3 of this Article X, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2.  Power to Indemnify in Actions Suits or Proceedings by or in the Right of the Corporation.  Subject to Section 3 of this Article X, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

SECTION 3.  Authorization of Indemnification.  Any indemnification under this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article X, as the case may be.  Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.  To the extent, however, that a Director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

SECTION 4.  Good Faith Defined.  For purposes of any determination under Section 3 of this Article X, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise.  The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent.  The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article X, as the case may be.

SECTION 5.  Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 3 of this Article X, and notwithstanding the absence of any determination thereunder, any Director or officer may apply to any court of competent jurisdiction in the State of Nevada for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article X.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the Director or officer is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article X, as the case may be.  Neither a contrary determination in the specific case under Section 3 of this Article X nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Director or officer seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.  If successful, in whole or in part, the Director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

SECTION 6.  Expenses Payable in Advance.  Expenses incurred by a Director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article X, without regard as to whether such Director or officer has the financial ability to make such repayment.

SECTION 7.  Non-exclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by or granted pursuant to this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested Directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article X shall be made to the fullest extent permitted by law.  The provisions of this Article X shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article X, but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Nevada, or otherwise.

SECTION 8.  Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article X.

SECTION 9.  Certain Definitions.  For purposes of this Article X, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.  For purposes of this Article X, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article X.

SECTION 10.  Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 11.  Limitation on Indemnification.  Notwithstanding anything contained in this Article X to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article X), the Corporation shall not be obligated to indemnify any Director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

SECTION 12.  Indemnification of Employees and Agents.  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article X to Directors and officers of the Corporation.

ARTICLE XI
Corporate Seal

The corporate seal shall have inscribed thereon the name of the Corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE XII
Amendments

These Bylaws may be repealed, altered, amended or rescinded by the stockholders of the Corporation or the Board of Directors; provided that notice of such repeal, alteration, amendment or rescission is contained in the notice of such meeting of stockholders or the Board of Directors, as the case may be.  All such action must be approved by either the holders of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon or by two thirds of the entire Board of Directors, in each case at a legal meeting held in accordance with the provisions of these Bylaws.

CERTIFICATE BY CHIEF EXECUTIVE OFFICER

The undersigned, being the Chief Executive Officer of DIGERATI TECHNOLOGIES, INC., hereby certifies that the foregoing First Amended and Restated Bylaws were duly adopted by the Directors of said Corporation, effective April 10, 2014.

IN WITNESS WHEREOF, I have signed this certificate on this 10th day of April, 2014.

____________________________________
Arthur L.  Smith, Chief Executive Officer